As filed with the Securities and Exchange Commission on February 26, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SHENANDOAH TELECOMMUNICATIONS COMPANY

(Exact name of registrant as specified in its charter)

Virginia	54-1162807
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 Shentel Way

Edinburg, Virginia 22824

(540) 984-4141

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Angela M. Olsen
General Counsel, Vice President Legal and Corporate Secretary
500 Shentel Way
Edinburg, VA 22824

(540) 984-5040

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven M. Haas

Mayme Donohue

Hunton Andrews Kurth LLP
Riverfront Plaza, East Tower

951 East Byrd Street

Richmond, VA 23219
(804) 788-7217

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholder may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 26, 2026

PROSPECTUS

Shenandoah Telecommunications Company

4,116,050 Shares of Common Stock

This prospectus relates to the offer and sale from time to time by the selling shareholder (the “Selling Shareholder,” which term, as used in this prospectus, includes its respective transferees, pledgees, distributees, donees, and successors-in-interest) named herein of up to 4,116,050 shares (the “Shares”) of the common stock, no par value (“Common Stock”) of Shenandoah Telecommunications Company, a Virginia corporation (the “Company”). The Shares registered herein include 4,100,375 shares issued to the Selling Shareholder pursuant to that Agreement and Plan of Merger, dated October 24, 2023, by and among the Company, LIF Vista, LLC and the other parties thereto (as amended by the First Amendment to Agreement and Plan of Merger, dated April 1, 2024, the “Merger Agreement”), and 15,675 shares underlying restricted stock units granted to the director designee of the Selling Shareholder for his service on the Company’s Board of Directors and transferred to the Selling Shareholder upon vesting. The registration of the securities covered by this prospectus does not mean that the Selling Shareholder will offer or sell any of the securities. We are not offering any shares of Common Stock under this prospectus and will not receive any of the proceeds from sales or other dispositions of the shares of Common Stock under this prospectus.

The Selling Shareholder may, from time to time, sell, transfer or otherwise dispose of the Shares or interests therein on any stock exchange, market or trading facility on which the Shares are traded or in private transactions at fixed prices, at market prices prevailing at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. We will also bear the reasonable and documented fees and out-of-pocket expenses of one outside counsel for the Selling Shareholder. The Selling Shareholder will bear any underwriting, brokerage or similar fees or discounts or selling commissions, or any stock transfer taxes incurred in connection with the sale or other transfer of the Shares as outlined in the Investor Rights Agreement (as defined herein). See “Plan of Distribution” beginning on page 12 of this prospectus.

Our Common Stock is listed on the Nasdaq Global Select Market under the symbol “SHEN”. On February 25, 2026, the last reported sale price of our Common Stock on the Nasdaq Global Select Market was $13.55 per share.

Investing in our Common Stock involves risks. See “Risk Factors” on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 26, 2026

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement utilizing the “shelf registration” process that we filed with the Securities and Exchange Commission (the “SEC”). Under the shelf registration process, the Selling Shareholder may offer and sell the securities described in this prospectus from time to time in one or more transactions.

You should rely only on the information provided in this prospectus, any accompanying prospectus supplement and any free writing prospectus, including any information incorporated by reference. For more details on information incorporated herein by reference, you should review the discussion contained under the heading “Incorporation of Certain Information by Reference.” Neither we nor the Selling Shareholder have authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any free writing prospectus, and neither we nor the Selling Shareholder take responsibility for any other information that others may give you. The Selling Shareholder is offering the securities only in jurisdictions where offers are permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any free writing prospectus, respectively, is accurate at any date other than the date of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus may be supplemented from time to time by one or more prospectus supplements. Any such prospectus supplements may include additional or different information, such as additional or different risk factors or other special considerations applicable to us or our business, financial condition, results of operations or prospects. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in the prospectus supplement. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. You should carefully read this entire prospectus, any accompanying prospectus supplement and any free writing prospectus, together with additional information described in this prospectus under the heading “Where You Can Find Additional Information.”

Except as otherwise indicated and unless the context otherwise requires, throughout this prospectus the words “the Company,” “Shentel,” “our company,” “we,” “us” and “our” refer to Shenandoah Telecommunications Company and its subsidiaries.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Except to the extent that information is deemed furnished and not filed pursuant to applicable securities laws and regulations, we incorporate by reference in this Registration Statement the following documents and information previously filed with the SEC, which shall be deemed a part hereof:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026;

(2)	Our Current Report on Form 8-K as filed with the SEC on January 22, 2026; and

(3)	The description of the Common Stock included as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026, including any amendment or report filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and all reports on Form 8-K subsequent to the date of this prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions, including, without limitation, the factors described in the section entitled “Risk Factors” in this prospectus. Many of the forward-looking statements contained in this prospectus may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “initiatives,” “seek,” “would,” “could,” “continue,” “ongoing,” “upside,” “increases” and “potential,” among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in this prospectus and in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•	our ability to sustain and grow revenues and cash flow from operations by offering broadband internet, video, voice, fiber optic network services and other services to residential and commercial customers, to adequately meet the customer demands in our service areas and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition;

•	the impact of competition from other market participants, including but not limited to fiber to the home providers, incumbent telephone companies, direct broadcast satellite operators, wireless broadband providers, incumbent cable providers, commercial fiber providers, video provided over the internet by (i) market participants with streaming video services, (ii) traditional multichannel video distributors, and (iii) content providers that offer direct to consumer;

•	the availability of cash on hand and access to capital to fund the growth of capital expenditures needed to execute our business plan;

•	our ability to comply with all covenants in our various credit facilities, any violation of which, if not cured in a timely manner, could trigger an event of default;

•	our ability to maintain high quality network service and any events that disrupt our networks, information systems or properties and impair our operating activities or our reputation;

•	the ability to retain and hire key personnel;

•	general business conditions, inflation, economic uncertainty or downturn, unemployment levels and the level of activity in the housing sector.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this prospectus.

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PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before investing in our common stock. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision.

The Company

Shentel provides broadband services through its high speed, state-of-the-art fiber-optic and cable networks to customers in eight contiguous states in the eastern United States. The Company’s services include: broadband internet, video and voice; high-speed Ethernet, dark fiber leasing; and managed network services. The Company owns an extensive regional network with approximately 19,000 route miles of fiber. For more information, please visit www.shentel.com.

Shentel provides broadband data, video and voice services to residential and commercial customers in portions of Virginia, West Virginia, Maryland, Pennsylvania, Kentucky, Delaware, Ohio and Indiana, via fiber optic and hybrid fiber coaxial cable networks. We also lease dark fiber and provide Ethernet and Wavelength fiber optic services to enterprise and wholesale customers throughout the entirety of our service area. Shentel’s Broadband business also provides voice and digital subscriber line services as a Rural Local Exchange Carrier to customers in Shenandoah County and portions of adjacent counties in Virginia, and in Ross County and portions of adjacent counties in Ohio. The Company served approximately 262,000 Revenue Generating Units at December 31, 2025.

Corporate Information

Our principal executive office is located at 500 Shentel Way, Edinburg, Virginia 22824, and our telephone number is (540) 984-4141

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THE OFFERING

Common Stock Offered by the Selling Shareholder	Up to 4,116,050 shares of Common Stock
Use of Proceeds	We will not receive any of the proceeds from the sale of the shares of our Common Stock by the Selling Shareholder.
Risk Factors	You should read the “Risk Factors” section of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our Common Stock.
Nasdaq Global Select Market Trading Symbol	“SHEN”

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RISK FACTORS

Investing in our securities involves risks. You should carefully review the risks and uncertainties described in the documents incorporated by reference in this prospectus and any prospectus supplement or related free writing prospectus, as well as other information we include in this prospectus, any prospectus supplement or related free writing prospectus. These risks and uncertainties include those discussed in our most recent Annual Report on Form 10-K (together with any changes thereto contained in subsequent filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. See “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.” These risks are not the only risks that we may face. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

This prospectus and the documents incorporated by reference contain forward-looking statements that also involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described under the headings “Risk Factors” in the documents incorporated by reference. Please also see “Cautionary Note Regarding Forward-Looking Statements” beginning on page 3.

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USE OF PROCEEDS

All of the securities offered by the Selling Shareholder pursuant to this prospectus will be sold by the Selling Shareholder for its own account. We will not receive any of the proceeds from these sales.

We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. We will also bear the reasonable and documented fees and out-of-pocket expenses of one outside counsel for the Selling Shareholder. The Selling Shareholder will bear any underwriting, brokerage or similar fees or discounts or selling commissions, or any stock transfer taxes incurred in connection with the sale or other transfer of the Shares as outlined in the Investor Rights Agreement dated April 1, 2024, among the Company and LIF Vista, LLC, attached hereto as Exhibit 4.2 (the “Investor Rights Agreement”).

See “Selling Shareholder” and “Plan of Distribution” below.

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DESCRIPTION OF CAPITAL STOCK

The following description of the Common Stock and the related provisions of the Company’s Amended and Restated Articles of Incorporation (the “Articles”), the Company’s Amended and Restated Bylaws (the “Bylaws”) and applicable Virginia law is a summary. The summary does not purport to be complete and is entirely qualified by reference to the Articles, the Bylaws and applicable Virginia law. Copies of the Articles and Bylaws are filed as Exhibits 3.1, 3.2 and 3.3, collectively, and Exhibit 3.4, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Authorized Capital Stock

Pursuant to the Articles, the Company is authorized to issue up to 96,000,000 shares of common stock.

The Common Stock is listed on the NASDAQ Global Select Market under the trading symbol “SHEN.” All outstanding shares of our Common Stock are validly issued, fully paid and nonassessable.

Description of Common Stock

Dividend Rights

Holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the Board of Directors out of legally available funds.

Voting Rights

Each shareholder shall have one vote for each share of Common Stock standing in such shareholder’s name on the books of the Company on the record date for such shareholder action .

Liquidation Rights

In the event of our liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our Series A preferred stock, debts and other liabilities.

No Preemptive or Similar Rights

Holders of Common Stock have no preemptive or other subscription rights or rights to convert their shares of Common Stock into any other securities, and the Common Stock is not subject to any redemption or sinking fund provisions.

Anti-Takeover Provisions

Various provisions contained in the Articles, the Bylaws and Virginia law could delay, discourage or limit transactions involving an actual or potential change in control of the Company or change in its management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that shareholders might otherwise deem to be in their best interests.

Articles and Bylaws.

Among other things, the Articles and Bylaws:

•	divide the Board of Directors into three classes, as nearly equal in number as possible, with each class of directors serving for a term expiring at the third annual meeting following their election;

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•	provide that any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors of the Board of Directors;

•	provide that only the Chairman of the Board of Directors, the president or a majority of the Board of Directors may call a special meeting of shareholders;

•	require that shareholders seeking to present proposals before a meeting of shareholders or to nominate candidates for election as directors at a meeting of shareholders provide advance written notice in a timely manner, and also specify requirements as to the form and content of a shareholder’s notice; and

•	do not authorize cumulative voting in the election of directors.

Virginia Law

Affiliated Transactions Statute. The Company is subject to Article 14 of the Virginia Stock Corporation Act (the “VSCA”), a Virginia statute regulating “affiliated transactions.” An affiliated transaction is generally defined as a merger, a share exchange, a material disposition of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of a holder of more than 10% of any class of the corporation’s outstanding voting shares (a “10% holder”) or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries, that increases the percentage of voting shares owned beneficially by a 10% holder by more than five percent. In general, these provisions prohibit a Virginia corporation from engaging in affiliated transactions with any 10% holder for a period of three years following the date that such person became a 10% holder unless (1) the board of directors of the corporation and the holders of two-thirds of the voting shares, other than the shares beneficially owned by the 10% holder, approve the affiliated transaction or (2) before the date the person became a 10% holder, the board of directors approved the transaction that resulted in the shareholder becoming a 10% holder. After three years, any such transaction must be at a “fair price,” as described in the VSCA, or must be approved by a majority of the disinterested directors or the holders of two-thirds of the voting shares, other than the shares beneficially owned by the 10% holder.

Control Share Acquisitions Statute. Virginia law also contains provisions relating to “control share acquisitions,” which are transactions causing the voting strength of any person acquiring beneficia l ownership of shares of a Virginia public corporation to meet or exceed certain threshold percentages (20%, 33½% or 50%) of the total votes entitled to be cast for the election of directors. However, the Company has opted out of this Virginia anti-takeover law regulating control share acquisitions.

Transfer Agent and Registrar

The Company serves as the transfer agent and registrar for the Common Stock.

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SELLING SHAREHOLDER

We have prepared the registration statement of which this prospectus is a part to allow the Selling Shareholder to offer and sell from time to time up to 4,116,050 shares of our Common Stock for their own account in a manner contemplated under “Plan of Distribution” in this prospectus (as may be supplemented and amended). We have agreed to keep the registration effective under the Securities Act, in general, until such shares have been sold or the Selling Shareholder no longer holds registrable securities under the Investor Rights Agreement.

Throughout this prospectus, when we refer to the Selling Shareholder in this prospectus, we are referring to the holders of registration rights under the Investor Rights Agreement and, as applicable, their permitted transferees, pledgees, distributees, donees, and successors–in–interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

The Selling Shareholder may sell some, all or none of its shares and may offer its shares from time to time. We do not know how long the Selling Shareholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Shareholder regarding the sale or other disposition of any of the shares.

The table below sets forth (i) the name of the Selling Shareholder, (ii) the number of shares owned by the Selling Shareholder, (iii) the number of shares that may be offered by the Selling Shareholder under this prospectus and (iv) the number of shares to be held by the Selling Shareholder assuming all of the shares covered by this prospectus are sold. The information set forth in the table below is based upon information obtained from the Selling Shareholder. Beneficial ownership of the Selling Shareholder is determined in accordance with Rule 13d-3(d) under the Exchange Act. The percentage of shares beneficially owned prior to, and after, the offering is based on 55,301,648 shares of our common stock outstanding as of February 23, 2026.

	Common Stock			Common Stock
	Beneficially Owned Prior			Beneficially Owned
	to the Offering			After the Offering
Name	Number	Percentage	Number Registered for Sale Hereby	Number	Percentage
LIF Vista, LLC (1), (2)	4,116,050	7.4%	4,116,050	-	-
(1)	The address for LIF Vista, LLC (“LIF Vista”) is c/o GCM Grosvenor Inc. 900 N. Michigan Avenue, Suite 1100, Chicago, Illinois 60611.
(2)	All shares are held directly by LIF Vista. Labor Impact Fund, L.P. (“Labor Fund”) and LIF AIV 1, L.P. (“LIF AIV”) are the owners of all outstanding membership interests of LIF Vista. GCM Investments GP, LLC (“GCM GP”) is the managing member of LIF Vista and the general partner of each of Labor Fund and LIF AIV. Grosvenor Capital Management Holdings, LLLP (“Grosvenor Capital Holdings”) is the sole member of GCM GP. GCM Grosvenor Holdings, LLC (“GCM Holdings”) is the general partner of Grosvenor Capital Holdings. GCM Grosvenor, Inc. (“GCM Grosvenor”) is the sole member of GCM Holdings. GCM V, LLC (“GCM V”) is a shareholder of GCM Grosvenor. Michael J. Sacks is the manager of GCM V. Accordingly, due to the relationships described herein, each of the foregoing (collectively, the “GCM Parties”) may be deemed to share voting and dispositive power with respect to the shares of common stock held directly by LIF Vista. James F. DiMola serves as a Managing Director at GCM Grosvenor L.P. (“Grosvenor Capital”), an affiliate of the GCM Parties, and as a member of our Board of Directors.

The Merger Agreement, the Investor Rights Agreement and Mr. DiMola’s Board Service

On April 1, 2024 (the “Closing Date”), we completed our acquisition of Horizon Acquisition Parent LLC (“Horizon”) pursuant to the terms of Merger Agreement. Subject to the terms and conditions of the Merger Agreement, on the Closing Date, we acquired 100% of the outstanding equity interests of Horizon in exchange for (i) issuing 4,100,375 shares to LIF Vista; and (ii) paying certain cash consideration (collectively, the “Horizon Transaction”).

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In connection with the consummation of the Horizon Transaction and the issuance of 4,100,375 shares to LIF Vista, on the Closing Date, we entered into the Investor Rights Agreement. Subject to the terms and conditions set forth in the Investor Rights Agreement, on April 30, 2024, our Board of Directors appointed James F. DiMola, a Managing Director at Grosvenor Capital, to serve as a Class 3 Director for a term expiring at the Company’s 2025 annual meeting of shareholders. In 2025, the Board of Directors renominated Mr. DiMola and the Company’s shareholders reelected Mr. DiMola as a Class 3 director with a term ending at the Company’s 2028 annual meeting of shareholders.

Under the Investor Rights Agreement, among other things, until the first day on which LIF Vista, together with its Affiliates (as defined in the Investor Rights Agreement), ceases to beneficially own at least 5.0% of the Company’s issued and outstanding shares (the “Beneficial Ownership Requirement”), at any annual meeting of the Company’s shareholders at which Mr. DiMola’s term shall expire, LIF Vista will have the right to designate a designee to the Board of Directors for election to the Board of Directors at such annual meeting. If LIF Vista, together with its Affiliates, ceases to beneficially own shares equal to or in excess of the Beneficial Ownership Requirement, at the request of the Board of Directors, Mr. DiMola will immediately resign from the Board of Directors and any committee thereof, and LIF Vista shall cease to have any designation or nomination rights under the Investor Rights Agreement.

In addition, under the Investor Rights Agreement, as long as LIF Vista and its Affiliates satisfy the Beneficial Ownership Requirement, they are subject to certain customary standstill provisions, voting covenants, and transfer restrictions. Further, the Investor Rights Agreement provides LIF Vista and its Affiliates with customary demand and piggy-back registration rights and certain other rights, including, among others, preemptive and information rights. The demand and piggy-back registration rights are subject to blackout periods and certain additional conditions.

In connection with Mr. DiMola’s service as LIF Vista’s director designee on the Company’s Board of Directors, any equity-based securities awarded to Mr. DiMola in his capacity as a director of the Company are held by Mr. DiMola on behalf of LIF Vista or its affiliates, transferred by Mr. DiMola to LIF Vista or its affiliates, or sold by Mr. DiMola, with the proceeds of such sale remitted to LIF Vista or its affiliates, in each case as directed by LIF Vista. 15,675 of the Shares registered herein include (i) the shares underlying 4,751 restricted stock units granted to Mr. DiMola on July 30, 2024, which were transferred to LIF Vista upon vesting on February 13, 2025 and (ii) the shares underlying 10,924 restricted stock units granted to Mr. DiMola on February 18, 2025, which were transferred to LIF Vista upon vesting on February 18, 2026.

Other than Mr. DiMola’s service on the Board of Directors, the rights held under the Investor Rights Agreement, and the agreements entered into in connection with the consummation of the Horizon Transaction, to our knowledge, the Selling Shareholder has not, and during the three years prior to the date of this prospectus has not had, any position, office or other material relationships with us or any of our affiliates. Other than the Merger Agreement and the Investor Rights Agreement, we do not have any agreements, arrangements or other understandings with the Selling Shareholder regarding the sale or disposition of our common stock.

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PLAN OF DISTRIBUTION

The Selling Shareholder of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their securities covered hereby on The Nasdaq Global Select Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These dispositions may be at fixed or negotiated prices. The Selling Shareholder may use any one or more of the following methods when disposing of securities or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Shareholder to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	distributions to members, partners, shareholders or other equityholders of the Selling Shareholder or its affiliates;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Shareholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, and assuming compliance with legal requirements and Company policies, the Selling Shareholder may (i) enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume, (ii) sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities, and (iii) enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The Selling Shareholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until all of the securities covered hereby have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Shareholder or any other person. We will make copies of this prospectus available to the Selling Shareholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Hunton Andrews Kurth LLP, Richmond, Virginia.

EXPERTS

The consolidated financial statements of Shenandoah Telecommunications Company as of December 31, 2025 and 2024 and for each of the years in the three-year period ended December 31, 2025 and the effectiveness of internal control over financial reporting as of December 31, 2025 incorporated in this Prospectus by reference from the Shenandoah Telecommunications Company Annual Report on Form 10-K for the year ended December 31, 2025 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed this registration statement on Form S-3 under the Securities Act with the SEC with respect to the Common Stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits. For further information with respect to the Company and its Common Stock, reference is made to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, such statement is qualified by reference to the copy of the contract or other document filed with or incorporated by reference as part of the registration statement.

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. Our filings are available to the public on the internet, through a database maintained by the SEC at www.sec.gov.

Additionally, we make our SEC filings available, free of charge, on the Investor Relations section of our website at www.investor.shentel.com as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. Information contained in, or accessible through, our website is not a part of, and is not incorporated into, this prospectus.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses expected to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Shentel (except any underwriting, brokerage or similar fees or discounts or selling commissions, or any stock transfer taxes incurred by the Selling Shareholder as outlined in the Investor Rights Agreement). All amounts shown are estimates except the SEC registration fee.

Item	Amount
SEC registration fee		$$7,554.39
Legal fees and expenses	$	*
Accounting fees and expenses		$$15,000
Printing fees and expenses	$	*
Miscellaneous fees and expenses	$	*
Total expenses	$	*

* These fees are calculated based on the type of securities offered and the number of issuances and, accordingly, cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offerings of securities.

Item 15.	Indemnification of Directors and Officers

The VSCA permits, and the Articles require, indemnification of the Company’s directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act. Under Sections 13.1-697 and 13.1-702 of the VSCA, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Articles require indemnification of directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. In addition, the Company carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act. Section 13.1-692.1 of the VSCA presently permits the elimination of liability for damages of directors and officers in any proceeding brought by or in the right of the Company or brought by or on behalf of shareholders of the Company, except for liability resulting from such person’s having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including, without limitation, any unlawful insider trading or manipulation of the market for any security. The Articles eliminate liability for damages of its directors or officers, as permitted in Section 13.1-692.1, except for liability resulting from any such person having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. Sections 13.1-692.1 and 13.1-696 to -704 of the VSCA are hereby incorporated by reference herein.

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Item 16.	Exhibits

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger, dated October 24, 2023, by and among the Shenandoah Telecommunications Company, Fox Merger Sub I Inc., Fox Merger Sub II LLC, Horizon Acquisition Parent LLC, Novacap TMT V, L.P. and the Sellers set forth on the signature pages thereto (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on October 26, 2023).

2.2	First Amendment to Agreement and Plan of Merger, dated April 1, 2024, by and among the Shenandoah Telecommunications Company and Novacap TMT V, L.P., as Seller Representative (incorporated by reference to Exhibit 2.2 of the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2024).

3.1	Amended and Restated Articles of Incorporation of Shenandoah Telecommunications Company, effective August 31, 2019 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on September 30, 2019).

3.2	Articles of Amendment to the Amended and Restated Articles of Incorporation of Shenandoah Telecommunications Company, effective April 30, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 1, 2024).

3.3	Articles of Correction to the Articles of Amendment to the Amended and Restated Articles of Incorporation of Shenandoah Telecommunications Company, effective May 30, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 3, 2024).

3.4	Amended and Restated Bylaws of Shenandoah Telecommunications Company, effective July 29, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed July 31, 2025).

4.1	Description of the Company’s Common Stock Registered Under Section 12 of the Exchange Act of 1934 (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed on February 26, 2026).

4.2	Investor Rights Agreement, dated April 1, 2024, between Shenandoah Telecommunications Company and LIF Vista, LLC (incorporated by reference to Exhibit 10.2 of the Issuer’s Current Report on Form 8-K filed with the SEC on April 1, 2024).

5.1*	Opinion of Hunton Andrews Kurth LLP

23.1*	Consent of RSM US LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1 above)

24	Power of Attorney (included on signature page)

107*	Filing Fee Table

* Filed herewith.

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Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edinburg, Commonwealth of Virginia, on February 26, 2026.

SHENANDOAH TELECOMMUNICATIONS COMPANY

By:	/s/ James J. Volk
James J. Volk
Senior Vice President-Chief Financial Officer
(Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward H. McKay, Christopher E. French, James J. Volk and Angela M. Olsen, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments or supplements (including, without limitation, post-effective amendments) to this Registration Statement on Form S-3 and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on February 26, 2026.

Signature	Title

/s/ Edward H. McKay	President and Chief Executive Officer
Edward H. McKay	(principal executive officer)

/s/ James J. Volk	Senior Vice President and Chief Financial Officer
James J. Volk	(principal financial officer)

/s/ Tracy Willis	Vice President and Chief Accounting Officer
Tracy Willis	(principal accounting officer)

/s/ Christopher E. French	Director (Executive Chairman)
Christopher E. French

/s/ Thomas A. Beckett	Director
Thomas A. Beckett

/s/ Victor C. Barnes	Director
Victor C. Barnes

/s/ Matthew S. DeNichilo	Director
Matthew S. DeNichilo

/s/ James F. DiMola	Director
James F. DiMola

/s/ Tracy Fitzsimmons	Director
Tracy Fitzsimmons

/s/ John W. Flora	Director
John W. Flora

/s/ Richard L. Koontz Jr.	Director
Richard L. Koontz Jr.

/s/ Kenneth L. Quaglio	Director
Kenneth L. Quaglio

/s/ Michael A. Rhymes	Director
Michael A. Rhymes

/s/ Leigh Ann Schultz	Director
Leigh Ann Schultz

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